Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form F-1 of our report dated August 2, 2007 (October 1, 2007 as to note 22) relating to the financial statements and financial statement schedule of Longtop Financial Technologies Limited appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the headings “Selected Consolidated Financial Data” and “Experts” in such Prospectus.

/s/ Deloitte Touche Tohmatsu CPA Ltd.

DELOITTE TOUCHE TOHMATSU CPA LTD.

Shanghai, China

October 1, 2007

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form F-1 of our report dated August 2, 2007 relating to the financial statements of Grand Legend Holdings Limited appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading “Experts” in such Prospectus.

/s/ Deloitte Touche Tohmatsu CPA Ltd.

DELOITTE TOUCHE TOHMATSU CPA LTD.

Shanghai, China

October 1, 2007